UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2004

EURAMAX INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	333-05978	58-2502320
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5445 Triangle Pkwy Suite 350, Norcross, Georgia, 30092
(Address of Principal Executive Offices) (Zip Code)

(770) 449-7066
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

(c)                      Exhibits

Exhibit Number	Description

99.1	Press release issued by Euramax International, Inc. on May 7, 2004 announcing 2004 first quarter results.

Item 9.  Regulation FD Disclosure.

On May 7, 2004, Euramax International, Inc. (the “Company”) issued a press release announcing its 2004 first quarter results. In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, or GAAP, the Company has provided earnings from operations before depreciation and amortization in the press release as additional information for operating results. Earnings from operations before depreciation and amortization has been presented as it provides an alternative measure by which to evaluate the Company’s performance. Earnings from operations before depreciation and amortization is not a measurement defined by GAAP and should not be considered an alternative to, or more meaningful than, information presented in accordance with GAAP. A reconciliation of earnings from operations, as calculated in accordance with GAAP, to earnings from operations before depreciation and amortization is below.

	Successor	Predecessor
	For the quarter ended March 26, 2004	For the quarter ended March 28, 2003

Earnings from operations	$13,529	$9,257
Depreciation and amortization	5,115	3,745
Earnings from operations before depreciation and amortization	$18,644	$13,002

Item 12.  Results of Operations and Financial Condition.

On May 7, 2004, the Company issued a press release announcing its 2004 first quarter results.  The information contained in the press release filed as Exhibit 99.1 is furnished pursuant to Item 12.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURAMAX INTERNATIONAL, INC.

	By:	/s/ R. SCOTT VANSANT
		Name:	R. Scott Vansant
		Title:	Chief Financial Officer and Secretary

Dated: May 12, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Euramax International, Inc. on May 7, 2004 announcing 2004 first quarter results.